Exhibit 99.1

Press Release

Company Contact - Jim Dorsey
BioClinica, Inc.
267-757-3040

Trade Media — Rachel Summers
Diccicco Battista Communications
484-342-3600

Investor Contact - Michael Porter
Financial Media - Bill Gordon
Porter, LeVay & Rose, Inc.
212-564-4700

FOR IMMEDIATE RELEASE

BIOCLINICA REPORTS 15.7% GROWTH IN SERVICE REVENUE AND

26.1% INCREASE IN NON-GAAP OPERATING INCOME FOR THIRD QUARTER

— Conference Call Today at 11:00 A.M. EST —

NEWTOWN, PA, November 8, 2012 — BioClinica®, Inc. (NASDAQ: BIOC), a leading global provider of clinical trial management solutions, today announced its financial results for the third quarter and nine months ended September 30, 2012.

Financial highlights for the quarter ended September 30, 2012 include:

•                  Service revenues increased 15.7% to a record $19.2 million as compared with $16.6 million for the same period 2011.

•                  GAAP operating income was $1.1 million including a restructuring charge of $839,000 as compared with $479,000 including a restructuring charge of $1.0 million for the same period 2011.

•                  GAAP net income was $542,000, or $0.03 per fully diluted share, as compared with $358,000, or $0.02 per fully diluted share in the year-ago quarter.

•                  Non-GAAP operating income increased 26.1% to $2.6 million as compared with $2.0 million for the same period 2011.

•                  Non-GAAP net income increased 10.3% to $1.5 million compared with $1.4 million; this equated to $0.09 per fully diluted share, as compared with $0.08 per fully diluted share in the same period 2011.

Financial highlights for the nine months ended September 30, 2012 include:

•                  Service revenues increased 14.5% to $56.8 million as compared with $49.7 million for the same period 2011.

•                  GAAP operating income was $4.4 million including a restructuring charge of $839,000 as compared with $2.5 million including a restructuring charge of $1.7 million for the same period 2011.

•                  GAAP net income was $2.6 million, or $0.16 per fully diluted share as compared with $1.6 million, or $0.10 per fully diluted share for the same period 2011.

•                  Non-GAAP operating income increased 19.1% to $7.0 million as compared with $5.9 million for the same period 2011.

•                  Non-GAAP net income increased 12.7% to $4.3 million compared with $3.8 million; this equated to $0.26 per fully diluted share, as compared with $0.23 per fully diluted share in the same period 2011.

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Mark L. Weinstein, President and Chief Executive Officer of BioClinica said, “We are extremely pleased with our third quarter operating results, which included strong growth in service revenue and non-GAAP operating income and margin resulting from increased demand for both our eClinical and medical imaging offerings.”

“We are excited to have had several significant contract wins this quarter, attracting some of the largest and most discerning global pharmaceutical companies to our roster of clients.  Sanofi’s selection of BioClinica’s OnPoint as its enterprise CTMS for all of its global clinical trials underscores the strength, scalability and integrity of our technology, the importance of our relationship with Microsoft, and the clear advantages of SharePoint. Additionally, Sanofi has selected us as a preferred provider of medical imaging solutions.”  He continued, “Other agreements such as those with Isis Pharmaceuticals and Luitpold Pharmaceuticals for BioClinica’s Express EDC also reflect the growing acceptance and recognition of our transformational technology and superior service across the industry. We were also pleased to have recently announced TauRx’s selection of both our Trident IWR/IVR and medical imaging solutions for its upcoming Phase III clinical trial, further establishing our position as a leading global player.  Sanofi and TauRx are representative of many of our clients, from small to major global pharmaceutical and biotech companies, that are selecting us for both our eClinical and medical imaging products and services.”

Mr. Weinstein continued, “In order to further strengthen our medical imaging solutions offering, we realigned our global operational structure along therapeutic lines during the third quarter.  These changes were implemented and completed during the quarter, and resulted in a restructuring charge, primarily comprised of severance and related costs, of $839,000, or $0.03 per diluted share, all of which was incurred in the quarter.  As a result of this restructuring, we expect to realize $1.0 million of annualized operating savings, commencing immediately.”

“Our current backlog of $114.1 million compares favorably with last quarter’s $110.2 million.  Our backlog and strong proposal pipeline position us well for future growth.  We are reiterating our full-year 2012 service revenue to be in the range of $73 to $77 million, and our full-year non-GAAP EPS to be in the range of $0.36 to $0.42 per fully diluted share.  As a result of the $0.03 per share restructuring charge, we are revising our full-year GAAP EPS to be in the range of $0.23 to $0.29 per fully diluted share as compared to previous GAAP EPS guidance of $0.26 to $0.32 per diluted share,” concluded Mr. Weinstein.

Conference Call Information

Management of BioClinica, Inc. will host a conference call today at 11:00 a.m. EST.  Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.; international callers may telephone 201-689-8261, approximately 15 minutes before the call.  There will be a simultaneous webcast on www.bioclinica.com.  A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Conference ID #401423. The replay will also be on the website under the “Investors” section at www.bioclinica.com for two weeks.

Non-GAAP Financial Information

BioClinica is providing information on 2012 and 2011 non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. The non-GAAP information excludes, certain of which are recurring in nature, the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. Therefore, the information may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.  Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.

About BioClinica, Inc.

BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial management solutions. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, clinical trial management and clinical supply chain design and optimization solutions. BioClinica solutions maximize efficiency and manageability throughout all phases of the clinical trial process. With over 20 years of experience and more than 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the Company’s ability to convert backlog into revenue as a result of many factors, including but not limited to, contract cancelations; the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control.  The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements.  The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.

- FINANCIAL TABLES TO FOLLOW –

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	9/30/12	9/30/11	9/30/12	9/30/11

Service revenues	19,227	16,623	56,835	49,658
Reimbursement revenues	5,701	4,847	13,836	11,887
Total revenues	$24,928	$21,470	$70,671	$61,545

Costs and expenses:
Cost of service revenues	11,968	10,434	35,248	31,432
Cost of reimbursement revenues	5,701	4,847	13,836	11,887
Sales & marketing expenses	2,489	2,081	7,848	6,324
General & admin. expenses	2,697	2,434	8,081	7,027
Amortization of intangible assets related to acquisitions	138	155	429	467
Mergers & acquisition related costs	—	—	—	162
Restructuring costs	839	1,040	839	1,719
Total cost and expenses	23,832	20,991	66,281	59,018

Operating income	1,096	479	4,390	2,527
Interest income (expense) - net	(34)	(12)	(67)	(26)
Income before income tax	1,062	467	4,323	2,501
Income tax provision	520	109	1,754	868
Net income	$542	$358	$2,569	$1,633

Basic earnings per share	$0.03	$0.02	$0.16	$0.10

Weighted average number of shares - basic	15,596	15,640	15,626	15,645

Diluted earnings per share	$0.03	$0.02	$0.16	$0.10

Weighted average number of shares - diluted	16,461	16,383	16,467	16,515

BIOCLINICA, INC. AND SUBSIDIARIES

GAAP to non-GAAP Reconciliation (1)

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	9/30/12	9/30/11	9/30/12	9/30/11

GAAP operating income	1,096	479	4,390	2,527
Stock-based compensation *	477	349	1,367	1,021
Amortization of intangible assets related to acquisitions	138	155	429	467
Mergers & acquisition related costs	—	—	—	162
Restructuring charges	839	1,040	839	1,719
Non-GAAP operating income	$2,550	$2,023	$7,025	$5,896

GAAP net income	542	358	2,569	1,633
Stock-based compensation, net of taxes	315	227	902	664
Amortization of intangible assets related to acquisitions, net of taxes	91	101	283	304
Mergers & acquisition related costs, net of taxes	—	—	—	105
Restructuring charges, net of taxes	554	676	554	1,117
Non-GAAP net income	$1,502	$1,362	$4,308	$3,823

GAAP diluted earnings per share	$0.03	$0.02	$0.16	$0.10

Non-GAAP diluted earnings per share	$0.09	$0.08	$0.26	$0.23

* Stock based compensation included in total costs and expenses is as follows:
Cost of service revenues	137	120	406	351
Sales & marketing expenses	13	11	41	30
General & admin. expenses	327	218	920	640
	477	349	1,367	1,021

(1) This table presents a reconciliation of GAAP to non-GAAP income from operations, net income and diluted earnings per share for the three and nine months ended September 30, 2012 and 2011.  The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2012	December 31, 2011
ASSETS

Cash & cash equivalents	$13,184	$12,575
Accounts receivable, net	18,950	16,353
Prepaid expenses & other current assets	1,886	1,743
Deferred income taxes	5,522	5,637
Total current assets	39,542	36,308

Property & equipment, net	19,771	16,186
Intangibles, net	1,378	1,808
Goodwill	34,302	34,302
Deferred income taxes	43	1,021
Other assets	765	796

Total assets	$95,801	$90,421

LIABILITIES

Accounts payable	$2,320	$2,422
Accrued expenses & other current liabilities	5,760	5,944
Deferred revenue	14,179	13,438
Deferred income tax	—	526
Current maturities of capital lease obligations	1,006	423
Current liability for acquisition earn-out	2,000	2,000
Total current liabilities	25,265	24,753

Long-term capital lease obligations	3,522	1,535
Deferred income taxes	4,689	4,499
Other liability	1,453	1,574
Total liabilities	34,929	32,361

STOCKHOLDERS’ EQUITY
Common stock	4	4
Treasury stock (3)	(2,440)	(1,126)
Additional paid-in-capital	51,151	49,564
Retained earnings	12,159	9,590
Accumulated other comprehensive (loss) income	(2)	28
Total stockholders’ equity	60,872	58,060

Total liabilities & stockholders’ equity	$95,801	$90,421

(3) During the nine months ended September 30, 2012, the Company repurchased 243,200 shares of BioClinica stock at an average price of $5.40 per share, as part of its stock repurchase program.  At September 30, 2012, there was $1.5 million of funds remaining that may yet be used to repurchase shares under the plan that authorizes purchases up to $4 million.

BIOCLINICA, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Nine Months Ended
	9/30/12	9/30/11

Cash flows from operating activities:
Net income	2,569	1,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,767	3,266
Provision for deferred income taxes	769	829
Excess tax benefit related to stock options	(11)	—
Bad debt provision (recovery)	32	(15)
Stock based compensation	1,367	1,019
Gain on sale/leaseback	124	44
Accretion of acquistion earn-out	—	114
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,628)	(1,603)
Increase in prepaid expenses & other current assets	(166)	(89)
Decrease (increase) in other assets	32	(42)
(Decrease) increase in accounts payable	(123)	113
Decrease in accrued expenses & other current liabilities	(337)	(89)
Increase (decrease) in deferred revenue	742	(19)
(Decrease) increase in other liabilities	(123)	742
Net cash provided by operating activities	$6,014	$5,903

Cash flows from investing activities:
Purchases of property & equipment	(3,305)	(1,352)
Capitalized software development costs	(3,731)	(2,843)
Net cash used in investing activities	$(7,036)	$(4,195)

Cash flows from financing activities:
Proceeds from sale/leaseback	3,037	918
Payments under capital lease obligations	(466)	(157)
Purchase of treasure stock	(1,314)	(784)
Excess tax benefit related to stock options	11	—
Proceeds from exercise of stock options	367	138
Net cash provided by financing activities	$1,635	$115

Effect of exchange rate changes on cash	(4)	26

Net increase in cash & cash equivalents	$609	$1,849
Cash and cash equivalents at beginning of period	$12,575	10,443
Cash and cash equivalents at end of period	$13,184	$12,292

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